                                                                     EXHIBIT 5.1


                                January 26, 2001


American Country Holdings Inc.
222 North LaSalle Street
Chicago, Illinois 60601

     Re:  AMERICAN COUNTRY HOLDINGS INC.

Ladies and Gentlemen:

          We have acted as counsel to American Country Holdings Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which the Company is registering (i) 814,286 shares of the Company's common stock, par value $.01 per share (the "Common Stock"); (ii) 814,286 Class A warrants which are initially exercisable for one share of Common Stock (the "Class A Warrants"); (iii) 814,286 shares of Common Stock that are issuable upon the exercise of the Class A Warrants; and (iv) 2,314,283 shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock for resale to the public. The Common Stock and Class A Warrants, if and when sold, will be sold by certain shareholders of the Company. This opinion is being rendered in connection with the filing of the Registration Statement.

          In connection with the foregoing, we have made such examination as we have deemed necessary for the purpose of this opinion. Based upon such examination it is our opinion that, when the Registration Statement has become effective under the Securities Act, and when the Common Stock and Class A Warrants included therein have been qualified as required under the laws of those jurisdictions in which they are to be issued and when the Common Stock and Class A Warrants included therein have been sold, issued and paid for in the manner described in the Registration Statement, the Common Stock and Class A Warrants will have been validly issued and will be fully paid and non-assessable.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


                                        Very truly yours,

                                        /s/ STUART L. GOODMAN
                                        ----------------------
                                        Stuart L. Goodman